UNITED STATES

SECURITIESANDEXCHANGECOMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2016

InoLife TECHNOLOGIES INC.
(Exact Name of Registrant as Specified in Charter)

New York

(State or Other Jurisdiction of Incorporation)

000-50863

(Commission File Number)

30-299889

(I.R.S. Employer Identification No.)

300 Spectrum Center Drive, Suite 400, Irvine CA 92618

(Address of Principal Executive Offices)

(866) 834-3777

(Issuer Telephone Number)

Copies to:

Randall Lanham, Esq.

Lanham & Lanham, LLC

28562 Oso Parkway, Unit D

RanchoSanta Margarita, CA 92688

(949) 933-1964 Tel

(949) 666-5006 Fax

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e- 4(c))

InoLife Technologies, Inc.

CURRENT REPORT ON FORM 8-K

TABLE OF CONTENTS

Page
Item 4.01 Changes in Registrant's Certifying Accountant	3
Signatures	4

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Section 4. Matters Related to Accountants and Financial Statements

Item 4.01 Changes in Registrant's Certifying Accountant.

On May 21, 2016, the Company terminated the firm of Thakkar, CPA PLLC, doing business as, The Hall Group CPAs, due to the fact that they are no longer in active operation and engaged the services of Thayer O'Neal Company, LLC. On May 21, 2016, the Company engaged Thayer O'Neal Company, LLC, certified public accounting firm, as its independent registered public accounting firm to audit the Company's financial statements. During the two most recent fiscal years and interim periods through May 21, 2016, the Company had not consulted with Thayer O'Neal Company, LLC with respect to: (i) the application of accounting principles to a specified transaction, either completed or proposed; (ii) the type of audit opinion that might be rendered on the Company's financial statements; or (iii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(v) of Regulation S-K) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K). The engagement of Thayer O'Neal Company, LLC was recommended and approved by the Company's Board of Directors.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

InoLife Technologies, Inc.

Date: June 1, 2016	By:	/s/ Dr. John Oda
Dr. John Oda
Chief Executive Officer

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